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                                  EXHIBIT 21


21        Subsidiaries of the Issuer:
               Missouri Development Company
               Austins Albuquerque, Inc.
               Austins Omaha, Inc.
               Austins 72nd, Inc.
               Austins Lincoln, Inc.
               Austins New Mexico, Inc.
               Austins Old Market, Inc.
               Austins Scottsdale, Inc.
               Austins Rio Rancho, Inc.
               Austins Albuquerque East, Inc.




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